Exhibit 10.2
AMENDMENT NO. 1
TO
CONVERTIBLE SUBORDINATED NOTE
     This Amendment No. 1 (this “Amendment”) to each of Columbia Laboratories, Inc.’s (the “Company”) Convertible Subordinated Notes due December 31, 2011 (each, a “Note” and collectively, the “Notes”), is made as of March 3, 2010. Except as otherwise provided herein, capitalized terms used herein shall have the meanings set forth in the Notes. For purposes hereof, the “Note Purchase Agreements” shall mean the Note Purchase and Amendment Agreements, dated on or after March 3, 2010, each by and among the Company and certain other persons relating to the Notes.
     1. The definition of Fundamental Transaction is hereby amended and restated in its entirety to read as follows:
“‘Fundamental Transaction’ means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock, or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate Voting Stock of the Company, excluding, in each case of clauses (A)(i), (ii), (iii), (iv) and/or (v) and/or (B) of this definition a Permitted Transaction. A “Permitted Transaction” shall mean, the transaction (or series of related transactions) publicly announced by the Company in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on or prior to the date that is one Business Day after the date of Amendment No. 1 to the Notes (the “Form 8-K”), which transaction includes the license, sale, transfer or other disposition of rights or assets of the Company related to, and/or the co-development, co-promotion, co-marketing, distribution or other collaboration with respect to, one or more of the Company’s products with (and possibly a sale of Company capital stock), pursuant to which the Company (is to, or) receives proceeds of at least $40 million in cash consideration at the initial closing thereof. For the avoidance of doubt, a “Permitted Transaction” shall not include any transaction (or series of related transactions) (x) that is not contemplated by the Form 8-K and (y) the initial closing of which does not occur contemporaneously with the closings under the Note Purchase and Amendment Agreements, each dated on or after March 3, 2010, each by and among the Company and certain holders of the Notes. “Business Day” shall mean any day that is not a Saturday or Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.”
     2. Except as provided herein, the Notes remain in full force and effect.
     3. On the Amendment Termination Date (as defined in the Note Purchase Agreements), if it occurs, this Amendment shall automatically terminate and be of no further force and effect as of the Amendment Termination Date.
     4. All issues and questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
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IN WITNESS WHEREOF, the Company has executed this AMENDMENT NO. 1 to the COLUMBIA LABORATORIES, INC. CONVERTIBLE SUBORDINATED NOTE as of the date first above written.

COLUMBIA LABORATORIES, INC.
By:	/s/ Frank C. Condella, Jr.
	Name:	Frank C. Condella, Jr.
	Title:	Interim Chief Executive Officer

Signature Page to Amendment No. 1 to Convertible Subordinated Note